Exhibit 15.1

RSM Richter LLP

RSM Richter LLP Comptables agréés Chartered Accountants
2, Place Alexis Nihon Montréal (Québec) H3Z 3C2 Téléphone / Telephone : (514) 934-3400 Télécopieur / Facsimile : (514) 934-3408 www.rsmrichter.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-102792) and the Registration Statement on Form F-3 (No. 333-117794) of Mamma.com Inc. of our Auditors’ Report dated March 29, 2007, which appear in this Annual Report to shareholders on Form 20-F.

/s/ RSM Richter LLP
Chartered Accountants

Montreal, Canada March 29, 2007